Exhibit 1.2
                                                                      DRAFT


                      ARMSTRONG WORLD INDUSTRIES, INC.


                                 7,822,322

              Shares of Common Stock, Par Value $.01 per Share
                       of Dal-Tile International Inc.



                           UNDERWRITING AGREEMENT

                                                          November __, 1998


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

     Armstrong World Industries, Inc., a Pennsylvania corporation ("AWI"), and Armstrong Enterprises, Inc., a Vermont corporation ("AEI") and a direct wholly-owned subsidiary of AWI (AEI and AWI, collectively being referred to as the "Sellers"), jointly and severally propose to sell to Morgan Stanley & Co. Incorporated (the "Underwriter") 7,822,322 shares (the "Shares") of Common Stock, par value $.01 (the "Common Stock"), of Dal-Tile International Inc. ("Dal-Tile").

     In connection with the foregoing, Dal-Tile has filed with the Commission a registration statement, including, a prospectus relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." The term "preliminary prospectus" means a preliminary prospectus relating to the Shares. As used herein, the terms "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. If Dal-Tile has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     The terms "supplement," "amendment" and "amend" as used herein shall include all documents subsequently filed by Dal-Tile with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus.

     Dal-Tile has also entered into an indemnification agreement (the "Dal-Tile Indemnification Agreement") dated as of the date hereof with the Underwriter, relating to the offering of the Shares and the above-referenced registration statement filed by Dal-Tile.

     1. Representations and Warranties of Sellers.

     Each of the Sellers represents and warrants to and agrees with the Underwriter that:

          (a) Each of AWI and AEI has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

          (b) This Agreement has been duly authorized, executed and delivered by AWI and AEI.

          (c) Each of AWI and AEI is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (d) AEI has, and on the Closing Date will have, valid title to the Shares and the legal right and power to sell, transfer and deliver such Shares, and delivery of the Shares to be sold by the Sellers pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          (e) The execution and delivery by AWI and AEI of, and the performance by AWI and AEI of their respective obligations under, this Agreement, will not contravene any provision of applicable law or the articles of incorporation or by-laws of AWI or any of its subsidiaries or any agreement or other instrument binding upon AWI or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over AWI or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by AWI or AEI of their respective obligations under this Agreement.

     The representations, warranties and other statements of the Sellers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or either Seller, its officers or directors or any person controlling either Seller and (iii) acceptance of any payment for any of the Shares.

     2. Agreements to Sell and Purchase.

     The Sellers hereby jointly and severally agree to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Sellers at $_____ a share (the "Purchase Price") the Shares.

     3. Terms of Public Offering.

     The Sellers are advised by the Underwriter that the Underwriter proposes to make a public offering of the Shares as soon after the Registration Statement, this Agreement and the Dal-Tile Indemnification Agreement have become effective as in the Underwriter's judgment is advisable. AWI is further advised by the Underwriter that the Shares are to be offered to the public initially at $____ a share (the "Public Offering Price") and to certain dealers selected by the Underwriter at a price that represents a concession not in excess of $_____ a share under the Public Offering Price, and that the Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to certain other dealers.

     4. Payment and Delivery.

     Payment for the Shares to be sold by the Sellers shall be made to AEI in Federal or other funds immediately available in New York City against delivery of such Shares for the account of the Underwriter at 10:00 A.M., New York City time, on __________, 1998, or at such other time on the same or such other date, not later than ___________, 1998, as shall be designated in writing by the Underwriter. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as the Underwriter shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Shares shall be delivered to the Underwriter on the Closing Date, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

     5. Conditions to the Underwriter's Obligations. The obligation of the Sellers to sell the Shares to the Underwriter and the several obligations of the Underwriter to purchase and pay for the Shares are subject to the condition that the Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date hereof.

     The obligation of the Underwriter to purchase the Shares is subject to the following further conditions:

          (a) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of AWI, to the effect that the representations and warranties of the Sellers contained in this Agreement are true and correct as of the Closing Date and that each of the Sellers has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (b) The Underwriter shall have received on the Closing Date an opinion of Buchanan Ingersoll Professional Corporation, counsel for AWI, dated the Closing Date, to the effect that:

               (i) AWI is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

               (ii) this Agreement has been duly authorized, executed and delivered by AWI and AEI;

               (iii) the execution and delivery by each of AWI and AEI of, and the performance by each of AWI and AEI of its respective obligations under, this Agreement, will not contravene any provision of applicable law (except to the extent that the federal securities laws may limit or restrict any indemnification provisions set forth in this Agreement) or the articles of incorporation or by-laws of AWI or AEI, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by AWI or AEI of its obligations under this Agreement;

               (iv) delivery of the Shares to be sold by the Sellers pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances to the Underwriter; provided that the Underwriter does not have notice of an "adverse claim" thereto (as defined in Section 8-102 of the UCC);

               (v) each of AWI and AEI is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

               (vi) Dal-Tile Corporation is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Dal-Tile Registration Statement and the Dal-Tile Prospectus.

               In rendering its opinion, Buchanan Ingersoll Professional Corporation may rely (i) as to matters of New York law, on the opinion of Davis Polk & Wardwell referred to in Section 5(d) hereof, and (ii) as to factual matters, on certificates of officers of AWI and its subsidiaries and on certificates of public officials. With respect to matters of Vermont law, Buchanan Ingersoll Professional Corporation may state that in rendering their opinion they have assumed that there are no differences material to such opinion between the laws of the State of Vermont and the laws of the Commonwealth of Pennsylvania.

               The opinion of Buchanan Ingersoll Professional Corporation described in this Section 5(b) shall be rendered to the Underwriters at the request of AWI and shall so state therein.

          (c) The Underwriter shall have received on the Closing Date an opinion of Deborah K. Owen, General Counsel of AWI, dated the Closing Date, to the effect that:

               (i) the execution and delivery by AWI of, and the performance by AWI of its obligations under, this Agreement, will not contravene any provision of the articles of incorporation or by-laws of AWI or, to the best of such counsel's knowledge, any agreement or other instrument binding upon AWI or any of its subsidiaries that is material to AWI and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over AWI or any subsidiary; and

               (ii) AEI has valid title to the Shares and the legal right and power to sell, transfer and deliver the Shares.

          (d) The Underwriter shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriter, dated the Closing Date, covering the matters referred to in Sections 2(c)(v) and 2(c)(ix) (but only as to the statements in clause (a) and the final paragraph thereof) of the Dal-Tile Indemnification Agreement and to the effect that the statements in the Prospectus under the caption "The Underwriter," insofar as such statements constitute a summary of legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein.

          With respect to such Section 2(c)(ix) of the Dal-Tile Indemnification Agreement, Davis Polk & Wardwell may state that their opinion and belief are based upon its participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          (e) The Dal-Tile Indemnification Agreement shall be in effect as of the Closing Date; the representations and warranties of Dal-Tile contained in the Dal-Tile Indemnification Agreement shall be true and correct as of the date hereof and as of the Closing Date; Dal-Tile shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under the Dal-Tile Indemnification Agreement on or before the Closing Date; the Underwriter shall have received on the Closing Date the certificates, opinions and letters described in Sections 2(b), 2(c), 2(d), 2(e), 2(f) and 2(g) of the Dal-Tile Indemnification Agreement; and the Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of Dal-Tile, to the effect that the representations and warranties of Dal-Tile contained in the Dal-Tile Indemnification Agreement are true and correct as of the Closing Date and that Dal-Tile has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied thereunder on or before the Closing Date.

          (f) The Shares shall have been listed or approved for listing on the New York Stock Exchange.

     6. Covenants of AWI. In further consideration of the agreements of the Underwriter herein contained, AWI covenants with the Underwriter as follows:

          (a) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees and disbursements of AWI's counsel and accountants; (ii) the qualification of the Shares under state securities or Blue Sky laws in accordance with the provisions of Section 3(d) of the Dal-Tile Indemnification Agreement, including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda (the cost of which shall not exceed $3,000); (iii) the printing and delivery to the Underwriter of copies of any Blue Sky or Legal Investment Memoranda; (iv) all document production charges and expenses of counsel to the Underwriter incurred in connection with the preparation of this Agreement and the Dal-Tile Indemnification Agreement; (v) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon; and (vi) all other costs and expenses incident to the performance of the obligations of AWI hereunder for which provision is not otherwise made in this Section.

     The provisions of this Section shall not supersede or otherwise affect any agreement that Dal-Tile and AWI may otherwise have for the allocation of such expenses among themselves.

     7. Termination. This Agreement shall be subject to termination by notice given by Morgan Stanley & Co. Incorporated to AWI, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of Dal-Tile shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of Morgan Stanley & Co. Incorporated, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of Morgan Stanley & Co. Incorporated, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     The representations, warranties and other statements of the Sellers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or either Seller, its officers or directors or any person controlling either Seller and (iii) acceptance of and payment for any of the Shares.

     If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of AWI to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason AWI shall be unable to perform its obligations under this Agreement, AWI will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

     8. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     9. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     10. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                              Very truly yours,

                              ARMSTRONG WORLD INDUSTRIES, INC.


                              By:
                                   ----------------------------------
                                    Name:
                                    Title:

                              ARMSTRONG ENTERPRISES, INC.


                              By:
                                   ----------------------------------
                                    Name:
                                    Title:


      Accepted as of the date hereof:

      MORGAN STANLEY & CO. INCORPORATED


      By:
          -----------------------------
           Name:
           Title: